UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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TEGNA Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 9, 2022

TEGNA INC.

(Exact name of registrant as specified in its charter)

Delaware	1-6961	16-0442930
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8350 Broad Street, Suite 2000, Tysons, Virginia	22102-5151
(Address of Principal Executive Offices)	(Zip Code)

(703)-873-6600

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock	TGNA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

As previously disclosed, on February 22, 2022, TEGNA Inc., a Delaware corporation (“TEGNA” or the “Company”), entered into an Agreement and Plan of Merger (as amended by Amendment No. 1 thereto on March 10, 2022, the “Merger Agreement”), with Teton Parent Corp., a Delaware corporation (“Parent”), Teton Merger Corp., a Delaware corporation and an indirect wholly owned subsidiary of Parent (“Merger Sub”), and solely for purposes of certain provisions specified therein, other subsidiaries of Parent, certain affiliates of Standard General L.P., a Delaware limited partnership and CMG Media Corporation, a Delaware corporation, and certain of its subsidiaries. Pursuant to the terms of the Merger Agreement, subject to the terms and conditions set forth therein, Merger Sub will be merged with and into TEGNA (the “Merger”), with TEGNA continuing as the surviving corporation and as an indirect wholly owned subsidiary of Parent. On April 13, 2022, TEGNA filed a definitive proxy statement with the Securities and Exchange Commission (the “SEC”) in connection with the Merger (the “Proxy Statement”).

As previously disclosed in the Proxy Statement, as of April 12, 2022, six lawsuits had been filed by purported stockholders of TEGNA (“TEGNA stockholders”) in connection with the Merger. On March 28, 2022, a purported TEGNA stockholder filed a lawsuit against TEGNA and the current members of the Board of Directors alleging that the preliminary proxy statement filed by TEGNA on March 25, 2022 in connection with the Merger contained alleged material misstatements and/or omissions in violation of federal law. The lawsuit is captioned Wang v. TEGNA Inc. et al., No. 1:22-cv-02513, and is pending in the U.S. District Court for the Southern District of New York. On March 29, 2022, another lawsuit was filed against the same defendants asserting similar claims. The lawsuit is captioned O’Dell v. TEGNA Inc. et al., No. 1:22-cv-02547, and is also pending in the U.S. District Court for the Southern District of New York. On March 30, 2022, two additional lawsuits were filed against the same defendants asserting similar claims; the first lawsuit is captioned Waterman v. TEGNA Inc. et al., No. 1:22-cv-01789, and is pending in the U.S. District Court for the Eastern District of New York; the second lawsuit is captioned Landskroner v. TEGNA, Inc. et al., No. 1:22-cv-02611, and was pending in the U.S. District Court for the Southern District of New York until it was voluntarily dismissed on April 1, 2022. In addition, on March 31, 2022, a fifth lawsuit was filed against the same defendants bringing similar claims. The lawsuit is captioned Whitfield v. TEGNA Inc. et al., No. 2:22-cv-01247, and is pending in the U.S. District Court for the Eastern District of Pennsylvania. Finally, on April 7, 2022, another lawsuit was filed against the same defendants, also asserting similar claims. The lawsuit is captioned Nutkis v. TEGNA Inc. et al., No. 1:22-cv-02894, and is pending in the U.S. District Court for the Southern District of New York.

Following the filing of the Proxy Statement with the SEC, as of May 9, 2022, one additional lawsuit has been filed by a purported TEGNA stockholder in connection with the Merger. On April 27, 2022, a lawsuit was filed against the same defendants and asserting similar claims as in the complaints referenced above. The lawsuit is captioned Jones v. TEGNA Inc. et al., No. 1:22-cv-03420, and is pending in the U.S. District Court for the Southern District of New York.

In addition, as of May 9, 2022, four demand letters have been sent to TEGNA in connection with the Merger, one on each of April 18, 2022, April 28, 2022, May 3, 2022 and May 4, 2022. The demand letters were each sent on behalf of a purported TEGNA stockholder, and each alleges similar deficiencies in the Proxy Statement as those noted in the complaints referenced above.

TEGNA believes that the claims asserted in the actions described above are without merit and that no additional disclosures were or are required under applicable law. However, to moot the unmeritorious disclosure claims, to avoid the risk of the actions described above delaying or adversely affecting the Merger and to minimize the costs, risks and uncertainties inherent in litigation, without admitting any liability or wrongdoing, TEGNA has determined to voluntarily make the following supplemental disclosures to the Proxy Statement as described in this Current Report on Form 8-K. Nothing in this Current Report on Form 8-K shall be deemed an admission of the legal necessity or materiality under applicable laws of any of the disclosures set forth herein. To the contrary, TEGNA specifically denies all allegations in the actions described above that any additional disclosure was or is required.

Supplemental Disclosures to the Proxy Statement

The following disclosures in this Current Report on Form 8-K supplement the disclosures contained in the Proxy Statement and should be read in conjunction with the disclosures contained in the Proxy Statement, which in turn should be read in its entirety. All page references are to the Proxy Statement and terms used below, unless otherwise defined, shall have the meanings ascribed to such terms in the Proxy Statement. For clarity, new text added to the Proxy Statement is shown in bold, underlined text, and text deleted from the Proxy Statement is shown in stricken-through text.

The section of the Proxy Statement entitled “Proposal 1: Adoption of the Merger Agreement—Background of the Merger” is hereby amended and supplemented as follows:

The last paragraph on page 28 of the Proxy Statement is hereby amended and supplemented as follows:

Following various preliminary discussions over the prior year regarding the exploration of possible transactions, including a possible combination of certain assets, between representatives of TEGNA and Apollo, on February 24, 2020, TEGNA entered into a reciprocal non-disclosure agreement with an affiliate of Apollo (the “Apollo NDA”), which contained a customary standstill restriction, but also included an exception that allowed Apollo to submit confidential proposals to the Chief Executive Officer or Chairman of the Board of Directors. Thereafter, TEGNA and Apollo provided due diligence information to each other.

The first full paragraph on page 29 of the Proxy Statement is hereby amended and supplemented as follows:

On February 28, 2020, TEGNA entered into a non-disclosure agreement with Party A (the “Party A NDA”), which contained a customary standstill restriction with a customary “fall-away provision” that allowed Party A to submit confidential proposals to the Board of Directors. The Party A NDA contained substantially similar terms as the Apollo NDA. Thereafter, TEGNA provided non-public due diligence information to Party A and engaged in further discussions with Party A regarding a potential transaction.

The last paragraph on page 30 of the Proxy Statement is hereby amended and restated in its entirety to read as follows:

At a virtual meeting of the Board of Directors held on October 27 and 28, 2020, the Board of Directors discussed and reviewed, together with J.P. Morgan, Greenhill and Wachtell Lipton, Apollo’s proposal. Representatives of the financial advisors reviewed with the Board of Directors a summary of the financial projections for TEGNA prepared by management at the direction of the Board of Directors to assist the Board of Directors in its review of a potential transaction involving TEGNA. The forecasted financial information included management’s base case projections, as well as an optimistic sensitivity case and a pessimistic sensitivity case that TEGNA management believed was important to include given the heightened levels of uncertainty due to the COVID-19 pandemic. The Board of Directors discussed TEGNA’s financial performance and standalone plan and the assumptions underlying the different cases of projections that management prepared, including in the context of the historical and most recent revenue and EBITDA trends for TEGNA, economic recovery from COVID-19, as well as industry changes and the regulatory environment. The financial advisors also reviewed with the Board of Directors a summary of preliminary valuation analyses, including an analysis based on the different cases, and discussed with the Board of Directors Apollo’s possible valuation methodology and the possible rationale behind the timing of the Apollo proposal and the proposed consideration. Also during this meeting, representatives of Wachtell Lipton discussed with the Board of Directors its fiduciary duties under Delaware law, including in connection with the Apollo proposal. Following further discussion regarding possible responses to Apollo, whether or not to approach other possible acquirers, the risk of leaks, regulatory considerations and risks inherent in a transaction with Apollo and other parties, the uncertainty surrounding the future of the media industry and the potential for continuing consolidation in the broadcast industry, the Board of Directors then authorized management to communicate to Apollo that the proposed consideration was insufficient, but that TEGNA was willing to engage and possibly provide additional due diligence materials to assist them in increasing the value of their proposal. The Board of Directors also authorized management to reach out to Party A ~~and certain other potential counterparties~~ to assess ~~their~~ its interest in a potential transaction with TEGNA.

The seventh paragraph on page 32 of the Proxy Statement is hereby amended and supplemented as follows:

From the end of February to mid-March 2021, TEGNA’s senior management engaged in further discussions with representatives of Party B, and on March 12, 2021, TEGNA entered into a non-disclosure agreement with Party B (the “Party B NDA”), which included a customary standstill restricting Party B from taking certain actions with respect to TEGNA and its securities, and also included a customary “fall-away provision,” as well as the ability of Party B to submit confidential proposals to the Chief Executive Officer or Chairman of the Board of Directors. Thereafter, TEGNA provided non-public due diligence information to Party B.

The fourth paragraph on page 33 of the Proxy Statement is hereby amended and supplemented as follows:

On July 23, 2021, TEGNA entered into a non-disclosure agreement with Standard General (the “Standard General NDA”), which included a customary standstill restricting Standard General from taking certain actions with respect to TEGNA and its securities that did not have any conditions other than the expiration of the standstill pursuant to which the standstill would terminate, but that permitted Standard General to make confidential proposals to the Board of Directors. The Standard General NDA contained substantially similar terms as the Party A NDA and the Party B NDA, other than with respect to the mutuality of the NDA restrictions, the length of the standstill term and certain other terms.

The third paragraph on page 37 of the Proxy Statement is hereby amended and restated in its entirety to read as follows:

On December 14, 2021, TEGNA’s, Standard General’s and Apollo’s legal advisors discussed various issues in the merger agreement and the other transaction documents, including the regulatory efforts covenant, representations regarding regulatory matters, the regulatory reverse termination fee and triggers for that fee, flexibility for TEGNA to conduct its business prior to the closing, including in connection with negotiations and entering into material contracts, financing efforts and cooperation covenants, including ~~a proposed~~ the financing “marketing period” length and start date, the definition of “Company Material Adverse Effect” and exceptions, covenants regarding non-solicitation of alternative proposals, closing conditions and termination rights and certain other issues.

The fourth full paragraph on page 39 of the Proxy Statement is hereby amended and supplemented as follows:

On January 14, 2022, the Board of Directors held a virtual meeting, which was attended by TEGNA’s management and financial and legal advisors. During the meeting, Mr. Elias and Mr. Lougee provided the Board of Directors with an update on the status of negotiations with Standard General, including the negotiations regarding the merger consideration, the regulatory reverse termination fee (including the proposal by Standard General to bifurcate the amount of this fee if there was a material breach of the regulatory efforts covenant) and the possibility of introducing a “ticking fee” concept (i.e., a prorated increase in merger consideration if the merger did not close within a certain period of time) to bridge the valuation gap and incentivize Standard General to more expeditiously attempt to obtain regulatory approvals for the transaction, with the quantum of the ticking fee subject to negotiation with Standard General. Following discussions regarding these topics, Mr. Elias described to the Board of Directors the recent outreach by Party B to representatives of J.P. Morgan. Also, during this meeting, Mr. Lougee discussed with the Board of Directors TEGNA’s recent and expected financial performance and discussions with distributors and provided a brief business and investor relations update.

The following paragraph is hereby added after the second full paragraph on page 40 of the Proxy Statement:

On January 26, 2022, a representative of Standard General informed a representative of TEGNA that Standard General was contemplating including additional non-voting preferred equity financing sources (other than Apollo) in the financing for the transaction. Shortly thereafter, at the request of Apollo, TEGNA permitted Standard General and Apollo to engage with funds managed by Ares Management as non-voting preferred equity financing sources alongside Apollo. TEGNA and Ares Management did not execute a separate non-disclosure agreement, and instead Ares Management received confidential information as a representative of Standard General under the Standard General NDA.

The third full paragraph on page 40 of the Proxy Statement is hereby amended and supplemented as follows:

On January 31, 2022, the Board of Directors held a virtual meeting during which Mr. Elias and representatives of Wachtell Lipton provided the Board of Directors with an update on the status of negotiations with Standard General and its financing sources, noting that a summary of the current draft merger agreement and the other transaction agreements had been provided to the Board of Directors prior to the meeting. As part of this update, Mr. Elias again described to the Board of Directors the terms that had been agreed with Standard General if the transaction was ultimately approved by the Board of Directors, including (i) that the amount of the merger consideration would be $24.00 per share, (ii) the amount of the “ticking fee” of $0.05 per month for the period between nine and 12 months following execution of definitive transaction documents (with Mr. Elias noting that the amount of the “ticking fee” for months 12 through 15 remained subject to further negotiation), and (iii) the amount of the financing and regulatory reverse termination fees. Mr. Elias summarized for the Board of Directors the various work streams that were in process with respect to the proposed transaction, including an update on Standard General’s efforts to obtain additional preferred equity financing sources and informed the Board of Directors that funds managed by Ares Management could possibly become a non-voting preferred equity financing source for the transaction. Mr. Elias also discussed with the Board of Directors the potential timeline to reaching the end of negotiations. Mr. Elias reported that TEGNA had not received any updates from Party B. Mr. Lougee then described to the Board of Directors his discussions with Deborah A. McDermott, the CEO of Standard Media, in which Mr. Lougee provided an in-depth overview of TEGNA and discussed the communications plan for TEGNA and Standard Media if a transaction were to be announced.

The section of the Proxy Statement entitled “Proposal 1: Adoption of the Merger—Opinion of J.P. Morgan Securities LLC” is hereby amended and supplemented as follows:

The fourth full paragraph on page 48 of the Proxy Statement, located under the subheading “Public Trading Multiples,” is hereby amended and supplemented as follows:

These companies were selected, among other reasons, because they are publicly traded companies with operations and businesses that, for the purposes of J.P. Morgan’s analysis, may be considered sufficiently similar to those of TEGNA based on business sector participation in television broadcasting, operational characteristics, including deriving a majority of their revenue from operation of broadcast television affiliate stations, and financial metrics. None of the selected companies reviewed is identical to TEGNA. Certain of these companies may have characteristics that are materially different from those of TEGNA. The analyses necessarily involve complex considerations and judgments concerning differences in financial and operational characteristics of the companies involved and other factors that could affect the companies differently than they would affect TEGNA.

The table on page 48 of the Proxy Statement, located under the subheading “Public Trading Multiples,” is hereby amended and supplemented as follows:

	Adj. FV/EBITDA (post-SBC) Avg ’21A – ’22E	Adj. EV/LFCF Avg ’21A –’22E
Company Unaffected(1)	6.8x	5.9x
~~Selected Companies~~	~~7.8x ~ 8.4x~~	~~4.4x~5.9x~~
Nexstar Media Group, Inc.	7.8x	5.6x
E.W. Scripps Company	8.4x	5.9x
Gray Television, Inc.	7.9x	4.4x

The second full paragraph and the table on page 49 of the Proxy Statement, located under the subheading “Selected Transactions Analysis,” are hereby amended and supplemented as follows:

Using publicly available information, J.P. Morgan examined selected transactions involving companies engaged in businesses which J.P. Morgan judged to be sufficiently analogous to the business of TEGNA (or aspects thereof) based on J.P. Morgan’s experience and familiarity with the television broadcasting industry in which TEGNA operates. For each of the selected transactions~~.~~, J.P. Morgan calculated the firm value of the target company in such transaction as a multiple of the Last Eight Quarter Average (“L8QA”) Adj. EBITDA (post-SBC), which J.P. Morgan calculates as the sum of the target company’s Adj. EBITDA for the eight most recent quarters ending immediately prior to the announcement date, divided by two, and refers to as FV/L8QA Adj. EBITDA (post-SBC). The FV/L8QA Adj. EBITDA (post-SBC) ranged from 7.6x to 12.4x. The transactions considered were as follows:

Month/Year Announced	Acquirer	Target	FV/L8QA Adj. EBITDA (post-SBC)
February 2013	Sinclair Broadcast Group, Inc.	Barrington Broadcasting Group, LLC (18 TV stations)	7.8x
April 2013	Sinclair Broadcast Group, Inc.	Fisher Communications	12.4x
June 2013	Gannett Co., Inc.	Belo Corporation	9.4x
June 2013	Media General, Inc.	Young Broadcasting, LLC	7.8x
July 2013	Tribune Media Company	Local TV Holdings, LLC	9.4x
July 2013	Sinclair Broadcast Group, Inc.	The Allbritton Communications Company (7 TV stations)	10.7x
December 2013	Meredith Corporation	Gannett Co., Inc.	10.0x
August 2014	Media General, Inc.	LIN Media LLC	11.2x
January 2016	Nexstar Media Group, Inc.	Media General, Inc.	9.9x
April 2017	Sinclair Broadcast Group, Inc.	Bonten Media Group Holdings, Inc.	N/A
May 2017	Sinclair Broadcast Group, Inc.	Tribune Media Company	10.0x
December 2017	TEGNA Inc.	KFMB-AM-FM-TV	N/A
June 2018	Gray Television, Inc.	Raycom Media, Inc.	10.0x
October 2018	E.W. Scripps Company	Cordillera Communications, LLC (15 TV stations)	9.5x
December 2018	Nexstar Media Group, Inc.	Tribune Media Company	9.0x
February 2019	Apollo Management	Cox Media Company	10.0x
March 2019	TEGNA Inc.	Nexstar Media Group, Inc./Tribune Media Company (11 TV stations)	N/A

Month/Year Announced	Acquirer	Target	FV/L8QA Adj. EBITDA (post-SBC)
March 2019	E.W. Scripps Company	Nexstar Media Group, Inc./Tribune Media Company (8 TV stations)	N/A
June 2019	TEGNA Inc.	Dispatch Broadcast Group (TV and radio stations)	N/A
September 2020	E.W. Scripps Company	ION Media	8.2x
February 2021	Gray Television, Inc.	Quincy Media, Inc.	~8.3x
April 2021	Allen Media Group, LLC	Gray Television, Inc. (10 TV stations)	7.6x
May 2021	Gray Television, Inc.	Meredith Corporation’s Local Media Group	9.7x

The section of the Proxy Statement entitled “Proposal 1: Adoption of the Merger Agreement—Opinion of Greenhill & Co., LLC” is hereby amended and supplemented as follows:

The third full paragraph on page 56 of the Proxy Statement, located under the subheading “Summary of Greenhill’s Financial Analysis—Discounted Cash Flow Analysis,” is hereby amended and supplemented as follows:

Greenhill also calculated a terminal value for TEGNA at the end of this period by applying a range of exit multiples of 7.0x to 8.0x to the average of the projected EBITDA for 2022 and 2023 using these same sets of Forecasts. Greenhill selected this range of exit multiples based on a number of factors which included Greenhill’s professional judgment and experience, taking into account among other things, TEGNA’s historical and current trading multiples, selected peer historical and current trading multiples, macro-economic factors and industry trends. Greenhill then discounted the unlevered free cash flow estimates and the range of terminal values to present value as of December 31, 2021 using discount rates ranging from 8.00% to 9.00% for TEGNA. Then, Greenhill subtracted net debt, redeemable noncontrolling interests and unfunded pension liability and added equity investments to derive an implied equity value, which it then divided by the number of fully diluted shares, as provided by management of TEGNA, to obtain a range of implied equity values per share as follows:

Range
Consensus Estimates Case	$21.57 to $26.47
Weighted Sensitivity	$21.61 to $26.51
Base Case	$23.19 to $28.30
Pessimistic Case	$13.55 to $17.36
Optimistic Case	$28.74 to $34.59

The fourth full paragraph on page 56 of the Proxy Statement, located under the subheading “Other Information—Present Value of Future Share Price,” is hereby amended and supplemented as follows:

For reference only and not as a component of its fairness analyses, Greenhill calculated a range of the present values of future share prices using the multiple reference range of 7.0x to 8.0x based on the ratio of enterprise value to average 2022-23E Weighted Sensitivity Case EBITDA and a 12.3% cost of equity for TEGNA based on the Capital Asset Pricing Model which takes into account certain key inputs and assumptions such as macro-economic assumptions, estimates of risk, the opportunity cost of capital and other appropriate factors. Based on the foregoing, Greenhill noted that the range of such present values of future ~~shares~~ share price was $22.09 to $26.54 per share of TEGNA common stock.

The fifth full paragraph on page 56 of the Proxy Statement, located under the subheading “Other Information—Precedent Premiums Paid,” is hereby amended and supplemented as follows:

For reference only and not as a component of its fairness analyses, Greenhill reviewed publicly available data about premiums paid for (i) 171 transactions across all industries, announced in the last five years, and involving a U.S. acquirer and target and a minimum transaction value of $500,000,000, (ii) 27 transactions across all industries, announced in the last five years, and involving a U.S. acquirer and target and a transaction value between $5,000,000,000 and $10,000,000,000 and (iii) six transactions announced in the last five years and involving a U.S. acquirer and target and only targets in the broadcasting, cable and satellite TV, advertising and marketing services, and publishing industries. Taking into account that data, Greenhill calculated a range of implied share prices by applying a range of precedent premiums paid from 25% to 35% to the unaffected closing price of TEGNA common stock of $17.26 as of September 14, 2021. Based on the foregoing, Greenhill noted that the range of implied prices per share was $21.58 to $23.30 per share of TEGNA common stock.

The sixth full paragraph on page 56 of the Proxy Statement, located under the subheading “Other Information—Equity Research Analyst Price Targets,” is hereby amended and restated in its entirety to read as follows:

For reference only and not as a component of its fairness analyses, Greenhill reviewed ~~certain equity research analyst~~ the price targets for TEGNA common stock between TEGNA’s Q2’21 earnings release on August 9, 2021 and September 14, 2021 that were published by the following equity research analysts: Guggenheim, Benchmark, Barrington, Wells Fargo, Baptista, Cannonball and J.P. Morgan. Greenhill noted that the range of such price targets was $20.00 to $24.00 per share of TEGNA common stock and that the mean price target was $22.00 per share of TEGNA common stock.

The section of the Proxy Statement entitled “Proposal 1: Adoption of the Merger Agreement—Management Projections” is amended and supplemented as follows:

The following paragraph is hereby added after the table on page 60 of the Proxy Statement:

For purposes of their fairness opinions, J.P. Morgan and Greenhill used, among other metrics, the following financial metrics provided by TEGNA management: (1) the aggregate net amount, as of December 31, 2021, of net debt, redeemable noncontrolling interests, unfunded pension liability and equity investments of TEGNA, which amounted to a net reduction of enterprise value by $3,193,717,374 when bridging from enterprise value to equity value and (2) fully diluted shares of 226,630,314 as of February 18, 2022.

Additional Information and Where to Find It

In connection with the proposed transaction, the Company filed with the SEC the Proxy Statement on April 13, 2022. Mailing of the Proxy Statement occurred on or about April 13, 2022. THE COMPANY URGES YOU TO READ THE PROXY STATEMENT AND OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC CAREFULLY AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY, THE PROPOSED TRANSACTION AND RELATED MATTERS. Investors may obtain a free copy of the Proxy Statement and other related documents (when available) filed by the Company with the SEC at the website maintained by the SEC at www.sec.gov. Investors also will be able to obtain a free copy of the Proxy Statement and other documents (when available) filed by the Company with the SEC by accessing the Investors section of the Company’s website at http://tegna.com.

Participants in the Solicitation

The Company and certain of its directors, executive officers and employees may be considered to be participants in the solicitation of proxies from the Company’s stockholders in connection with the proposed transaction. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of the stockholders of the Company in connection with the proposed transaction, including a description of their respective direct or indirect interests, by security holdings or otherwise, are included in the Proxy Statement. You may also find additional information about the Company’s directors and executive officers in the Proxy Statement and in the Company’s definitive proxy statement for its 2021 annual meeting of stockholders, which was filed with the SEC on March 26, 2021 and in subsequently filed Current Reports on Form 8-K, Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q. You can obtain free copies of these documents from the Company using the contact information above.

Cautionary Statement Regarding Forward-Looking Statements

This communication includes forward-looking statements within the meaning of the “safe harbor” provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are based on a number of assumptions about future events and are subject to various risks, uncertainties and other factors that may cause actual results to differ materially from the views, beliefs, projections and estimates expressed in such statements. These risks, uncertainties and other factors include, but are not limited to, those discussed under “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, Quarterly Reports on Form 10-Q, and the following: (1) the timing, receipt and terms and conditions of any required governmental or regulatory approvals of the proposed transaction between TEGNA and affiliates of Standard General and the related transactions involving the parties to the proposed transaction that could reduce the anticipated benefits of or cause the parties to abandon the proposed transaction, (2) risks related to the satisfaction of the conditions to closing the proposed transaction (including the failure to obtain necessary regulatory approvals or the approval of the Company’s stockholders), and the related transactions involving the parties to the proposed transaction, in the anticipated timeframe or at all, (3) the risk that any announcements relating to the proposed transaction could have adverse effects on the market price of the Company’s common stock, (4) disruption from the proposed transaction making it more difficult to maintain business and operational relationships, including retaining and hiring key personnel and maintaining relationships with the Company’s customers, vendors and others with whom it does business, (5) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement entered into pursuant to the proposed transaction or of the transactions involving the parties to the proposed transaction, (6) risks related to disruption of management’s attention from the Company’s ongoing business operations due to the proposed transaction, (7) significant transaction costs, (8) the risk of litigation and/or regulatory actions related to the proposed transaction or unfavorable results from currently pending litigation and proceedings or litigation and proceedings that could arise in the future, (9) other business effects, including the effects of industry, market, economic, political or regulatory conditions, (10) information technology system failures, data security breaches, data privacy compliance, network disruptions, and cybersecurity, malware or ransomware attacks, and (11) changes resulting from the COVID-19 pandemic (including the effect of COVID-19 on the Company’s revenues, particularly its nonpolitical advertising revenues), which could exacerbate any of the risks described above. Potential regulatory actions, changes in consumer behaviors and impacts on and modifications to the Company’s operations and business relating thereto and the Company’s ability to execute on its standalone plan can also cause actual results to differ materially. The Company is not responsible for updating the information contained in this press release beyond the published date, or for changes made to this press release by wire service, Internet service providers or other media.

Readers are cautioned not to place undue reliance on forward-looking statements made by or on behalf of the Company. Each such statement speaks only as of the day it was made. The Company undertakes no obligation to update or to revise any forward-looking statements. The factors described above cannot be controlled by the Company. When used in this communication, the words “believes,” “estimates,” “plans,” “expects,” “should,” “could,” “outlook,” and “anticipates” and similar expressions as they relate to the Company or its management are intended to identify forward looking statements. Forward-looking statements in this communication may include, without limitation: statements about the potential benefits of the proposed acquisition, anticipated growth rates, the Company’s plans, objectives, expectations, and the anticipated timing of closing the proposed transaction.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEGNA INC.

By:	/s/ Akin S. Harrison
Name: Akin S. Harrison
Title: Senior Vice President and General Counsel

Date: May 9, 2022